Exhibit 10.2(c)
SECOND AMENDMENT
TO THE
BELO SAVINGS PLAN
(As Amended and Restated Effective August 1, 2004)
     Belo Corp., a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the Belo Savings Plan (the “Plan”).
     1. The first sentence of Section 2.1(a)(i) of the Plan (“Eligibility to Participate – Deferral Contributions – General Rule”) is amended in its entirety effective January 1, 2006, to read as follows:
Each Employee who is not a Participant as of December 31, 2005, will become a Participant and may authorize Deferral Contributions to the Plan as of the first payroll period beginning on or after the later of January 1, 2006, and the date on which the Employee first completes an Hour of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer.
     2. Section 2.1(b)(i) of the Plan is amended in its entirety effective January 1, 2006, to read as follows:
     (i) General Rule. Each Employee who is not a Participant as of December 31, 2005, will become a Participant with respect to Participating Employer matching contributions and profit sharing contributions as of the first payroll period beginning on or after the date he has completed a Year of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer.
     3. The third sentence of Section 3.6(b) of the Plan (“Participant Investment Directions”) is amended in its entirety effective January 1, 2006, to read as follows:
The Committee from time to time will establish rules and procedures regarding Participant and Beneficiary investment directions, including without limitation rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year, the minimum portion of a Participant’s or Beneficiary’s Account that may be invested in any one investment fund, the frequency with which transactions in any investment fund may be executed (daily, weekly or at some other interval), and the manner in which Participants and Beneficiaries may provide for periodic automatic rebalancing of their Accounts among available investment funds.

     4. The second sentence of Section 3.7 of the Plan (“Rollover and Transfer Contributions”) is amended in its entirety effective as of January 1, 2005, to read as follows:
Any amounts contributed to the Plan pursuant to this Section will be allocated to the Participant’s Rollover Account; provided, however, that in the case of a direct transfer of assets from the trustee of another Qualified Plan sponsored by a Controlled Group Member, the Committee will maintain such records as may be necessary to determine the portions of the transferred amount which represent employer profit sharing, matching and salary deferral contributions made by the former employer and earnings and losses attributable thereto and will allocate such amounts to the Participant’s Profit Sharing Account, Matching Contribution Account and Deferral Contribution Account, respectively.
     5. Article 6 of the Plan (“Distributions to Participants”) is amended effective as of August 29, 2005, by the addition of a new Section 6.10 thereto to read as follows:
          6.10 Emergency Relief.
          (a) KETRA. Notwithstanding any provision of the Plan to the contrary, to the extent permitted by the Katrina Emergency Tax Relief Act of 2005 (“KETRA”):
               (i) The Committee is authorized to make qualified Hurricane Katrina distributions within the meaning of KETRA;
               (ii) With respect to any Participant who is eligible to receive a qualified Hurricane Katrina distribution, (A) Section 6.5 of the Plan is modified to provide that the Participant may borrow from the vested portion of the Participant’s Profit Sharing and Matching Contribution Accounts and (B) Section 6.5(c) of the Plan is modified to replace “one-half of the aggregate nonforfeitable interest” with “100% of the aggregate nonforfeitable interest” and to replace “$50,000” with “$100,000”; and
               (iii) With respect to any Participant who has an outstanding Plan loan on or after August 28, 2005, and who is eligible to receive a qualified Hurricane Katrina distribution, Section 6.5 of the Plan is modified to provide that the loan will be repaid in accordance with the qualified plan loan repayment provisions of KETRA, which are hereby incorporated by reference.
          (b) IRS Relief. Furthermore, the Committee is authorized to make Plan loans and hardship distributions to Participants in accordance with the provisions of Internal Revenue Service Announcement 2005-70.

     6. The first sentence of Section 6.1(d) of the Plan (“Participant’s Consent to Certain Payments”) is amended in its entirety effective December 1, 2005, to read as follows:
If the amount of a Participant’s vested Account balances exceeds $1,000, the Committee will not distribute the Participant’s vested Account balances to him prior to the date distributions are required to begin under Article 11 following his attainment of age 70 1/2, unless he elects to receive a distribution at any earlier date following termination of employment.
     7. The second sentence of Section 6.1(d) of the Plan is amended in its entirety effective as of March 28, 2005, to read as follows:
For purposes of the preceding sentence, effective with respect to distributions made on or after March 28, 2005, the value of a Participant’s vested Account balances will include that portion that is attributable to his Rollover Account.
     8. Section 6.5(e) of the Plan is amended in its entirety effective as of January 1, 2005, to read as follows:
     (e) Source of Loans. All loans will be made from available sources in such order as the Committee may determine from time to time.
     9. Section 6.8 of the Plan (“Direct Rollovers”) is amended effective December 1, 2005, by deleting Section 6.8(e) thereof (“Automatic Rollovers”).
     10. Section 11.4 of the Plan is amended in its entirety effective as of August 1, 2005, to read as follows:
     11.4 Restrictions on Delay of Distributions. The following provisions will apply to limit a Participant’s ability to delay the distribution of benefits. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with this Section 11.4.
          (a) General Rule. Distribution of a Participant’s entire vested and nonforfeitable interest will be made or commence not later than April 1 following the calendar year (i) in which he attains age 70 1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) with respect to the Plan Year in which he attains age 70 1/2 will be made pursuant to clause (i).
          (b) Amount of Required Minimum Distributions. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

               (i) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
               (ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
          (c) Timing of Distributions. Required minimum distributions will be determined under this Section 11.4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
          (d) Definitions. The following words and phrases, when used in this Article 11, will have the meanings set forth below.
               (i) “Designated beneficiary” means the individual who is designated as the Beneficiary under Article 7 and is the designated beneficiary under Code section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
               (ii) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.6.
               (iii) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
               (iv) “Participant’s account balance” means the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
               (v) “Required beginning date” means the date specified in Section 11.4(a).
     11. Section 11.6 of the Plan is amended in its entirety effective as of August 1, 2005, to read as follows:
     11.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary’s ability to delay distributions.
          (a) Death After Distributions Begin.
               (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
               (A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
               (B) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
               (C) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (b) Death Before Date Distributions Begin.
               (i) Commencement Date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
               (A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
               (B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
               (C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 11.6(b)(i) (other than Section 11.6(b)(i)(A)), will apply as if the surviving spouse were the Participant.
               (ii) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 11.6(a)(i).
               (iii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
               (iv) Death of Surviving Spouse. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.6(b)(i)(A), this Section 11.6(b) will apply as if the surviving spouse were the Participant.
               (v) Elections. Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule described above applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 11.6(b)(i), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the beneficiary makes an election under this subsection (v), distributions will be made in accordance with the foregoing provisions of Section 11.6(b).
Executed at Dallas, Texas, this 1st day of December, 2005.

BELO CORP.
By:	/s/ Marian Spitzberg
Marian Spitzberg
Senior Vice President, Human Resources